Exhibit 1.1

Execution Version

2,700,000 Shares of Common Stock

Nuvectis Pharma, Inc.

UNDERWRITING AGREEMENT

February 5, 2025

Lucid Capital Markets, LLC

570 Lexington Ave

40th floor

New York, New York 10022

Ladies and Gentlemen:

Nuvectis Pharma, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Lucid Capital Markets, LLC (the “Underwriter”) an aggregate of 2,700,000 authorized but unissued shares (the “Firm Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”). The Company also proposes to sell to the Underwriter, at the option of the Underwriter, up to an additional 405,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company and the Underwriter hereby confirm their agreement with respect to the purchase and sale of the Shares as follows:

1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-270657) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company proposes to file with the Commission in accordance with the provisions of Rule 430B and Rule 424 under the Securities Act a final prospectus supplement (the “Prospectus Supplement”) relating to the offering of the Shares and the offering thereof to the form of prospectus included in the Registration Statement in the form heretofore delivered to the Underwriter. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.” Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the Prospectus Supplement is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

As used in this Agreement:

“Time of Sale” means 8:00 a.m. (Eastern Time) on the date of this Agreement.

“Time of Sale Disclosure Package” means the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Base Prospectus, as amended or supplemented immediately prior the Time of Sale, the Preliminary Prospectus, the information included in Section 3(a) of this Agreement, and any information set forth in Schedule I to this Agreement, considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the offering of the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

“Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a) The Company represents and warrants to, and agrees with, the Underwriter as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information. At the time the Original Registration Statement was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act. Pursuant to General Instruction I.B.1. of Form S-3, the issuance of the Shares is eligible to be registered pursuant to the Prospectus filed as part of the Company’s effective Registration Statement and is not subject to the limitations of General Instruction I.B.6 of Form S-3.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each Preliminary Prospectus (if any), the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each Preliminary Prospectus (if any) delivered to the Underwriter for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at all other subsequent times until the expiration of the Prospectus Delivery Period (as hereinafter defined) or at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package did not, as of the Time of Sale, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date or date of first use within the meaning of the Rules and Regulations, at the time of any filing with the Commission pursuant to Rule 424(b) under the Securities Act, at all other subsequent times until the expiration of the Prospectus Delivery Period or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information (as defined below).

(iii) Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Base Prospectus.

(iv) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus in connection with the offering and sale of the Shares or other “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell the Shares other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus.

(v) Independent Accountants. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and schedules of the Company that are filed as a part of or incorporated by reference into the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except for any normal year-end adjustments in the Company’s quarterly financial statements and except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Disclosure Package; the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as described in Regulation S-K under the Securities Act, Item 303) or any other relationships with unconsolidated entities or other persons, that may result in a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, if any, have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act in all material respects and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(viii) Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to (A) the exercise of outstanding options or warrants, (B) the conversion of convertible securities or (C) the issuance of additional shares of Common Stock in connection with contingent consideration arrangements disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities) outside the ordinary course of business, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development that would be reasonably likely to cause a material adverse change or effect, in or affecting (A) the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), operations, management, financial position, stockholders’ equity or results of operations of the Company, or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Time of Sale Disclosure Package and the Prospectus.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has power and authority (corporate or otherwise) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x) Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there are no current or, to the knowledge of the Company, pending or threatened, actions, suits or proceedings (a) to which the Company is a party or (b) which has as the subject thereof any officer or director of the Company in their capacity as such, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, if determined adversely to the Company or officer or director thereof, would reasonably be expected to result in any Material Adverse Effect, or which is otherwise required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or the documents incorporated therein by reference and have not been so disclosed.

(xi) Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of each of this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) result in any material violation of the provisions of the Company’s charter, by-laws or other organizational documents or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (C) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Shares by the Company, except such as (1) may be required under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) or state securities or blue sky laws or (2) have already been obtained or waived, or will be obtained or waived prior to the Closing Date; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement.

(xii) Capitalization; the Shares; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal, state and foreign securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter); the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, free and clear from any preemptive or similar rights, and will be issued in compliance with all applicable securities laws; and the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound, (B) neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). As of the date set forth therein, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The Shares conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(xiii) Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock or other equity interests of the Company. The description of the Company’s stock option, stock bonus and other equity plans or arrangements (the “Company Stock Plans”), and the options, restricted stock units and restricted stock awards (collectively, the “Awards”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Award (A) was duly authorized no later than the date on which the grant of such Award was by its terms to be effective by all necessary corporate action, and (B) was made in accordance in all material respects with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements.

(xiv) Compliance with Laws. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company holds, and is operating in compliance with, all franchises, grants, authorizations, approvals, clearances, exemptions, registrations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business; (B) all such franchises, grants, authorizations, approvals, clearances, exemptions, registrations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; (C) the Company has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and (D) the Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xv) Ownership of Property. The Company and its subsidiaries have good and marketable title to all personal property described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, or other encumbrances or title defects, except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. The Company does not own real property. The property held under lease by the Company which is material, individually or in the aggregate, to its business is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xvi) Intellectual Property. The Company owns or possesses valid and enforceable rights to use all material Intellectual Property used in or necessary for the conduct of the Company’s business as now conducted or as currently proposed to be conducted, as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. Furthermore, (A) to the knowledge of the Company, the material Intellectual Property owned by or licensed to the Company has not been infringed, misappropriated or otherwise violated by any third parties; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s ownership of, or rights in or to, any such material Intellectual Property, and the Company is unaware of any facts which would reasonably be expected to result in any such claim; (C) the material Intellectual Property owned by the Company, and to the knowledge of the Company, the material Intellectual Property licensed to the Company, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such material Intellectual Property, and the Company is unaware of any facts which would reasonably be expected to result in any such claim; (D) except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or as otherwise would not reasonably be expected, individually or in the aggregate, to result in Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any such material Intellectual Property or other proprietary rights of others, the Company has not received any written notice of any such claim, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no prior art or public or commercial activity of which the Company is aware that may render any patent owned by or licensed to the Company invalid or that would preclude the issuance of any patent from any patent application owned by or licensed to the Company which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (F) to the Company’s knowledge, all issued patents owned by or licensed to the Company are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent from any pending patent application owned by or licensed to the Company; (G) the Company and, to the knowledge of the Company and counsel for the Company, has complied in all material respects with the duty of candor and good faith, as required by the United States Patent and Trademark Office and all foreign patent offices having similar requirements, with respect to the prosecution of the issued patents and patent applications owned or in-licensed by the Company; (H) the Company has taken reasonable steps necessary to secure the ownership interests of the Company in the material Intellectual Property purported to be owned by the Company from all employees, consultants, agents or contractors that developed (in whole or in part) such material Intellectual Property; (I) the Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material Intellectual Property of the Company the value of which to the Company is contingent upon maintaining the confidentiality thereof and no such material Intellectual Property has been disclosed to anyone other than to employees, representatives and agents of the Company all of whom are bound by written confidentiality agreements; (J) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any such material Intellectual Property that is owned or purported to be owned by the Company that would confer upon any Governmental Authority, university, college, other educational institution or research center any claim or right in or to any such material Intellectual Property; and (K) to the Company’s knowledge, none of the material technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any entity. “Intellectual Property” shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, software, know-how and all other intellectual property and proprietary rights in the United States and foreign jurisdictions (including all registrations and applications for registrations of, and all goodwill associated with, the foregoing).

(xvii) Health Care Authorizations. The Company has obtained and maintain, or qualify for applicable exemptions from, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies (“Permits”) necessary for the ownership, registration, operation or use of the business or assets of the Company except for such Permits, which the failure to hold would not be reasonably expected to result in a Material Adverse Effect to, including, without limitation, all such Permits required by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Health and Human Services (“HHS”), the U.S. Centers for Medicare & Medicaid Services (“CMS”), the European Medicines Agency (“EMA”), Health Canada or any other comparable state, federal or foreign agencies or bodies to which it is subject (collectively, the “Regulatory Agencies”) The Company has not received any notice of proceedings relating to the revocation, restriction, cancellation, suspension, or modification of, or non-compliance with, any such Permit, except where the failure to possess, or revocation, modification or non-compliance with such Permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there has not occurred any violation of any Permit that would reasonably be expected to result in the termination, revocation, restriction, amendment, suspension, cancellation, non-renewal or material adverse modification of any such Permit.

(xviii) Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and are intended to be submitted to any Governmental Authority or Regulatory Agency, were and, if still pending, (i) are being conducted in material compliance with applicable requirements of Good Clinical Practice and Good Laboratory Practice (“GLP”) regulations and all applicable statutes, rules, and regulations, including without limitation, those contained in 21 C.F.R. Parts 50, 54, 56, 58, 99 and 312 and any comparable state and foreign applicable laws or (ii) involved experimental research techniques that could not be performed by a registered GLP testing laboratory and, with appropriate notice being given to the FDA or applicable Governmental Authority or Regulatory Agency, the performance of which employed procedures and controls generally used by qualified experts in animal or preclinical studies of products comparable to those being developed by the Company; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus do not contain any misstatement of material fact or omit a material fact necessary to make such statements not misleading, and fairly present in all material respects data derived from such trials; the Company has no knowledge of any studies, tests or trials not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; and the Company has not received any notices or other correspondence from any Regulatory Agency or any Institutional Review Board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(xix) Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and, to the Company’s knowledge, its directors, employees and agents (while acting in such capacity) are and at all times have been in compliance with all health care laws, rules and regulations applicable to the Company, or any of its products, product candidates or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. Section 263a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any other similar state, federal or foreign laws (collectively, “Health Care Laws”). The Company is not subject to any actual enforcement action or investigation and has not received any notifications, subpoenas, demands, correspondence or any other communication from a Governmental Authority or Regulatory Agency inquiring into, or otherwise related to, any actual or potential material violation of any Health Care Laws, by the Company, or been formally charged by a Governmental Authority or Regulatory Agency, with, a violation of any Health Care Laws, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or Regulatory Agency, including, without limitation, the FDA, the EMA, Health Canada, the U.S. Federal Trade Commission, the U.S. Drug Enforcement Administration, CMS, HHS’s Office of Inspector General, the U.S. Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge there are no facts or circumstances reasonably likely to cause any Governmental Authority or Regulatory Agency to allege that any operation or activity of the Company is in material violation of any applicable Health Care Laws. The statements with respect to Health Care Laws and the Company’s compliance therewith included or incorporated by reference in the Preliminary Prospectus, in the Time of Sale Disclosure Package and in the Prospectus are true and correct in all material respects.

(xx) Submissions to a Governmental Authority or Regulatory Agency. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all material documents, submissions, reports, records, and notices required to be maintained or filed with any Governmental Authority or Regulatory Agency by the Company with respect to the business or any product or product candidate pursuant to any Permit or Health Care Laws have been so maintained or filed on a timely basis, and were complete and accurate in all material respects as of the date of preparation and filing if necessary, or were subsequently updated, changed, corrected, or modified prior to the date hereof. No such records or filing with any Governmental Authority or Regulatory Agency contains any materially false, misleading or otherwise inaccurate statements or information, whether express or due to omission of material information, as of the date of filing. No material action has been taken or material statements made or failed to be made by the Company or an employee, consultant, contractor, agent or other representative of the Company with respect to the business or any products or product candidates that could reasonably be expected to provide a basis for the FDA or other Governmental Authority or Regulatory Agency to invoke its Application Integrity Policy or similar governmental policy or law.

(xxi) No Shutdowns or Prohibitions. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has not had any product, product candidate, clinical laboratory or manufacturing site (whether Company-owned or that of a third-party manufacturer for the Company’s products or product candidates) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any Form FDA 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, product candidates, processes or operations, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other Governmental Authority is threatening such action; nor are there, to the Company’s knowledge, facts or circumstances reasonably likely to cause any Governmental Authority or Regulatory Agency to take or threaten such action.

(xxii) No Safety Notices. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or as otherwise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there have been no voluntary or involuntary recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products or product candidates (“Safety Notices”), including any facilities where any Products are produced, processed, packaged or stored, or (ii) as a result of any action taken by a Governmental Authority or Regulatory Agency against the Company, termination or suspension of the marketing of any Product and (iii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products, product candidates or services, (y) a change in labeling, or accompanying safety information or instructions for use, of any of the Company’s products, product candidates or services, or (z) a termination or suspension of development, testing or marketing of any of the Company’s products, product candidates or services as the result of any action of a Governmental Authority or Regulatory Agency..

(xxiii) No Violations or Defaults. The Company is not (A) in violation of its charter, by-laws or other organizational documents, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company is subject, except, in the case of this clause (B), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiv) Taxes. The Company has timely filed, taking into account any applicable extensions, all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith, except where any such default or failure to timely file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company, which could reasonably be expected to have a Material Adverse Effect, for which there is not an adequate reserve reflected in the Company’s financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxv) Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the on The Nasdaq Capital Market (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock thereon. No officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the offering of the Shares. The Company will advise the Underwriter’s counsel if it learns that any officer, director or owner of 10% or more of (i) the Company’s outstanding shares of Common Stock or (ii) any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock is or becomes an affiliate or associated person of a FINRA member firm.

(xxvi) Ownership of Other Entities. The Company does not, directly or indirectly, own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxvii) Internal Controls. The Company maintains a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and, except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules in all material respects.

(xxviii) No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxix) Insurance. The Company carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is, in the Company’s reasonable judgement, adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is affirmatively denying liability or, except for the Company’s insurance providers in connection with the proceedings, litigation or investigations disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxx) Investment Company Act. The Company is not, and after giving effect to the sale of the Shares in accordance with this Agreement and the application of proceeds as described in the Prospectus under the caption “Use of Proceeds” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxxi) Sarbanes-Oxley Act. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxii) Disclosure Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.

(xxxiii) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and its officers and directors, and, to the knowledge of the Company, its agents, employees and non-controlled affiliates and such non-controlled affiliates’ respective officers, directors, agents and employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to any applicable law, rule, or regulation of any locality, including but not limited to any applicable law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or governmental guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and applicable international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxxiv) OFAC. (A) Neither the Company, nor any or their directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other individual or entity: (1) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (2) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) For the past five years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxv) Compliance with Environmental Laws. The Company is not in violation of any statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, result in a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim. The Company does not anticipate incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxxvi) Compliance with Occupational Laws. The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted, except for any failure to receive which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No material action, proceeding, revocation, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would, individually or in the aggregate, reasonably be expected to form the basis of or give rise to such actions, suits, investigations or proceedings.

(xxxvii) ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transactions” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder have occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and, to the Company’s knowledge, no condition exists that would, individually or in the aggregate, reasonably be expected to subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company; (C) neither the Company nor any ERISA Affiliate has any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to any Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or (y) the Company has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States.

(xxxviii) Labor Matters. No material labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, and, to the knowledge of the Company, there is not any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, in either case that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(xxxix) Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(xl) Statistical Information. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xli) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlii) Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses (including all data of their employees, vendors, customers, members and any other third-party data maintained by the Company). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the GDPR (as defined below); (iv) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company, except for those that have been remedied without material cost or liability or the duty to notify any other person, there have been no breaches, violations, outages or unauthorized uses of or accesses to the IT Systems or Personal Data (as applicable) involving the Company, nor any incidents under internal review or investigations relating to the same.

(xliii) Compliance with Data Privacy Laws. The Company is in material compliance with all applicable laws and regulations (including without limitation HIPAA, the European Union General Data Protection Regulation (the “GDPR”) (EU 2016/679) and the California Consumer Privacy Act), and applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and, to the Company’s knowledge, contractual obligations, in each case relating to the privacy and security of Personal Data (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, comply in all material respects with and take steps reasonably designed to ensure compliance in all material respects with policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company further certifies that it: (i) has not received notice of any actual or potential material liability under or relating to, or actual or potential violation of (or investigation relating to), any Privacy Law, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; or (ii) is not a party to any order, decree, or agreement that imposes any material obligation or liability under any Privacy Law.

(xliv) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xlv) No Indebtedness. The Company has no outstanding indebtedness for borrowed money.

(xlvi) FINRA Matters. All of the information provided to the Underwriter or to counsel for the Underwriter by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA rules is true, complete and correct.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF SHARES.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price equal to $4.65 per Firm Share (the “Per Share Price”), the Firm Shares. In the event and to the extent that the Underwriter shall exercise the election to purchase any of the Option Shares as provided below, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the Per Share Price, the Option Shares.

The Company hereby grants to the Underwriter the right to purchase at its election up to 405,000 Option Shares at the Per Share Price. The Underwriter may exercise its option to acquire Option Shares in whole or in part from time to time only by written notice from the Underwriter to the Company, given within a period of thirty (30) calendar days after the date of this Agreement and setting forth the number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Underwriter but in no event earlier than the Closing Date or, unless the Underwriter and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

The Firm Shares will be delivered by the Company to the Underwriter for the Underwriter’s accounts against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of the Underwriter, on 570 Lexington Ave, 40th floor, New York, New York 10022, or such other location as may be mutually acceptable, at 10:30 a.m. Eastern time on February 6, 2025 (such time and date of delivery being herein referred to as the “Closing Date”). If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as the Underwriter may request upon at least one business day’s prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Eastern time, on the business day next preceding the applicable closing date at the offices of the Underwriter, 570 Lexington Ave, 40th floor, New York, New York 10022, or such other location as may be mutually acceptable.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Underwriter as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Underwriter for the Underwriter’s accounts against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the above offices of the Underwriter, at 10:30 A.M., New York time on the applicable Option Closing Date. If the Underwriter so elects, delivery of the Option Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.

4. COVENANTS.

(a) The Company covenants and agrees with the Underwriter as follows:

(i) Required Filings. Promptly following execution of this Agreement, the Company will prepare and file the Prospectus containing the information required by Rule 430B under the Securities Act and other selling terms of the Shares, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations and will file the Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rule 424(b) of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Securities Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462(b) Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Securities Act. The Company will prepare and file with the Commission, promptly upon your reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriter, and the Company will furnish the Underwriter and counsel for the Underwriter a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which the Underwriter or counsel for the Underwriter shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; provided, however, that the Company shall not be prevented from filing any amendment or supplement that the Company’s counsel has concluded is required by law; provided, further, that counsel for the Underwriter shall be given reasonable time prior to such filing to review and comment, which comments the Company shall consider in good faith.

(ii) Notification of Certain Commission Actions. The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Base Prospectus, Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(iii) Continued Compliance with Securities Laws.

(A) Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Shares is required to be delivered under the Securities Act by any Underwriter or dealer (the “Prospectus Delivery Period”), the Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Securities Act and the Exchange Act, the Company promptly will (x) notify the Underwriter of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (or any document to be filed with the Commission and incorporated by reference therein) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify the Underwriter when any such amendment to the Registration Statement is filed or becomes effective or when any such supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (or any document to be filed with the Commission and incorporated by reference therein) is filed.

(B) If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Underwriter of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify the Underwriter when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(iv) Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such domestic United States or foreign jurisdictions as the Representatives reasonably designate or as is necessary to effect the distribution of the Shares and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(v) Provision of Documents. The Company will furnish, at its own expense, to the Underwriter and counsel for the Underwriter copies of the Registration Statement, and to the Underwriter and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents and documents incorporated by reference therein, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(vi) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations; provided, that the Company will be deemed to have furnished such statements to its security holders to the extent they are filed on EDGAR.

(vii) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountant and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Disclosure Package, the Prospectus, each Issuer Free Writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each Preliminary Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriter in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriter’ participation in the offering and distribution of the Shares, including any related filings fees and the legal fees of, and disbursements by, counsel to the Underwriter, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, reasonable travel and lodging expenses of the Underwriter approved by the Company in advance, employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Shares on the Exchange, (x) all other fees, costs and expenses of the Company, and (xi) all actual and documented out-of-pocket expenses and all fees of the Underwriter’s legal counsel and other out-of-pocket expenses of the Underwriter reasonably incurred in connection with the transactions contemplated hereby; provided, that the amount payable (other than filing costs) pursuant to the foregoing clause (xi) shall not exceed $125,000.

(viii) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix) Company Lock Up. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus, as extended as described below, the Company will not, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position “ (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Stock or Related Securities; (vii) file any registration statement under the Securities Act under applicable securities laws in respect of any Common Stock or Related Securities (other than as contemplated by this Agreement with respect to the Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) issue shares of Common Stock or options to purchase shares of Common Stock or restricted stock units or similar equity securities, or issue shares of Common Stock upon exercise of options, restricted stock units or similar equity securities, pursuant to any options, share bonus or other share plan or arrangement pursuant to an incentive plan in effect on the date hereof and described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (C) file a registration statement on Form S-8 in respect of the issuance, vesting, exercise or settlement of equity awards to officers or directors granted or to be granted pursuant to an incentive plan in effect on the date hereof and described in the Registration Statement Time of Sale Disclosure Package and the Prospectus; or (D) issue any shares of Common Stock upon the exercise of any option or warrant or upon the conversion of a convertible security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (any of the transactions listed in clauses (A) through (D) above, an “Exempt Issuance”). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock. The Company will cause each person or entity listed on Schedule IV to furnish to the Underwriter, prior to the Closing Date, a letter, substantially in the form of Schedule III hereto, pursuant to which each such person or entity shall agree, among other things, subject to the terms and conditions set forth in each such letter, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of ninety (90) days from the date of the Prospectus, without the prior written consent of the Underwriter.

(x) Variable Rate Transactions. From the date hereof until 90 days after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock or any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction, other than an Exempt Issuance, in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price, provided that, for the avoidance of doubt, the presence of a customary anti-dilution protection provision shall not, in itself, cause a transaction to be deemed a Variable Rate Transaction. Notwithstanding the foregoing, on or after the sixtieth (60th) day of the date of the Prospectus, the Company may enter into at-the-market offering facilities with the Underwriter.

(xi) No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(xii) SEC Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(xiv) Press Releases. From the date hereof until thirty (30) days after the Closing Date, the Company will not issue press releases, proposed communications with shareholders or other interested constituencies, or other public announcements or engage in any other publicity, without (i) providing the Underwriter and its counsel with copies of same and (ii) permitting the Underwriter and its counsel to comment thereon; provided, however, that ordinary and routine communications not related to the transactions contemplated hereunder or the financial position of the Company may be provided concurrently with their release.

(xv) Tail Financing. In the event that the gross proceeds to the Company upon the Closing Date is at least $10,000,000, the Underwriter (or any affiliate designated by the Underwriter), for a period of nine (9) months from the Closing Date (the “Tail Financing Period”), will be entitled to receive thirty-five percent (35%) of the economics of any gross spread, less transaction fees and expenses incurred by the lead book runner(s) for any public or private offering or other organized capital-raising executed by the Company (each, a “Tail Financing”). In case an investor that was not included in the list of investors provided by the Company to the Underwriter prior to the closing of this offering participates in a Tail Financing, the Underwriter will be entitled to a seven percent (7%) fee of the aggregate gross proceeds for that investor, however, the total fee earned by the Underwriter in a Tail Financing shall not exceed thirty-five percent (35%).

5. CONDITIONS OF THE UNDERWRITER’S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made on the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein (except to the extent any such representations or warranties expressly relate to a specified earlier date, in which case, such representations and warranties shall be true and correct as of such specified earlier date), to the performance by the Company of its obligations hereunder and to the following additional conditions (except for any obligations or conditions that have been waived by the Underwriter in writing):

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required; the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened by the Commission; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) The Underwriter shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company shall not have incurred any liabilities or obligations, direct or contingent, which are material to the Company, or entered into any transactions not in the ordinary course of business which are material to the Company, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or upon the settlement of outstanding restricted stock units), or any material change in the short-term or long-term debt of the Company except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than issuances of equity compensation awards under equity compensation arrangements approved by the Board of Directors of the Company or committee thereof comprised entirely of independent directors), or any Material Adverse Effect, or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in the Underwriter’s reasonable judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus.

(d) On the Closing Date, there shall have been furnished to the Underwriter the opinion and negative assurance letter of Alston & Bird, LLP, counsel for the Company, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(e) On the Closing Date, there shall have been furnished to the Underwriter the opinion of Goodwin Procter LLP, intellectual property counsel for the Company, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(f) On the Closing Date, there shall have been furnished to the Underwriter the negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriter, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(g) On the date hereof, the Underwriter shall have received a letter from PricewaterhouseCoopers LLP (the “Comfort Letter”), dated the respective dates of delivery thereof, and addressed to the Underwriter, in form and substance satisfactory to the Underwriter.

(h) On each Closing Date, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter, dated as of such date, to the effect that it reaffirms the statements made in the Comfort Letter, except that the specified date referred to shall be a date not more than two business days prior to the Closing Date.

(i) On each Closing Date, there shall have been furnished to the Underwriter a certificate, dated as of such closing date and addressed to the Underwriter, signed by the chief executive officer or the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date (except to the extent any such representations or warranties expressly relate to a specified earlier date, in which case, such representations and warranties shall be true and correct as of such specified earlier date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date (except for any such agreements or conditions that have been waived by the Underwriter in writing);

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, is contemplated or threatened by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus), and

(A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale, any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C) since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or into the Prospectus that has not been so filed,

(D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company has not incurred any liabilities or obligations, direct or contingent, which are material to the Company, or entered into any transactions not in the ordinary course of business which are material to the Company, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or upon the settlement of outstanding restricted stock units), or any material change in the short-term or long-term debt of the Company except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than issuances of equity compensation awards under equity compensation arrangements approved by the Board of Directors of the Company or committee thereof comprised entirely of independent directors), or any Material Adverse Effect, and

(E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would be reasonably expected to result in any Material Adverse Effect.

(j) The Company shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence as the Underwriter or counsel for the Underwriter may have reasonably requested.

(k) The Underwriter shall have received the written agreements, substantially in the form of Schedule III hereto, of the Persons listed on Schedule IV to this Agreement.

(l) The Company shall have submitted a listing of additional shares notification form to the Exchange with respect to the Shares and shall have received no objection to list thereto from the Exchange.

(m) The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation.

(n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter. The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.

6. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with investigating or defending against such loss, claim, damage or liability as such expenses are incurred), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any investigation or proceeding by any Governmental Authority, commenced or threatened, arising out of or relating to the offering contemplated by this Agreement or otherwise involving or affecting the Underwriter in its capacity as such (whether or not any Underwriter is a target of or party to such investigation or proceeding); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter or its counsel, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b) Indemnification by the Underwriter. The Underwriter will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with investigating or defending against such loss, claim, damage or liability as such expenses are incurred) to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by the Representatives, or by another Underwriter through any Representative or its counsel, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)).

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriter, it is advisable for the Underwriter to be represented by separate counsel, the Underwriter shall have the right to employ a single counsel (in addition to local counsel) to represent the Underwriter who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriter under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriter as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e) Information Provided by the Underwriter. The Company hereby acknowledges that the only information that the Underwriter have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Preliminary Prospectus supplement, the Base Prospectus, any Issuer Free Writing Prospectus, any free writing prospectus, the Time of Sale Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) is the information contained in the first sentence of the first paragraph under “Discounts, Commissions and Expenses” and the paragraphs under “Price Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in the Prospectus.

7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriter and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

8. TERMINATION OF THIS AGREEMENT.

(a) The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any condition of the Underwriter’ obligations hereunder is not fulfilled or waived by the Underwriter in writing, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the Nasdaq Stock Market shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities (which includes the Company’s Common Stock) shall have been required, on the Nasdaq Stock Market, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities which prevents payment by an Underwriter pursuant to Section 3, (vi) the Company is in material breach of any of its representations, warranties or covenants hereunder, (vii) the Underwriter shall have become aware after the date hereof, of events that are reasonably expected to result in (A) a Material Adverse Effect, or (B) a material adverse change in general market conditions, in each case, as would make it impracticable, in the Underwriter’s reasonable judgement, to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriter for the sale of the Shares, or (viii) a director or executive officer of the Company: (A) is charged with a felony offense relating to any financial or corporate matter arising from conduct relating to the Company; (B) becomes the subject of a public action or investigation by a governmental body arising from conduct relating to the Company (or such governmental body announces that it intends to take any such action or undertake any such investigation); or (C) is enjoined, suspended or otherwise limited from serving as a director or executive officer under the federal securities laws. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b) If the Underwriter elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

9. DEFAULT OF THE COMPANY. If the Company shall fail at the Closing Date to sell and deliver the Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriter or, except as provided in Section 4(a)(vii), any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed or delivered to Lucid Capital Markets, LLC, 570 Lexington Ave, 40th floor, New York, New York 10022, Attention: Vlad Ivanov, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 919 Third Avenue, New York, New York 10022, Attention: Ivan Blumenthal; if to the Company, shall be mailed, delivered or telecopied to Nuvectis Pharma, Inc., 1 Bridge Plaza, 2nd Floor, Fort Lee, NJ 07024, Attention: Ron Bentsur, with a copy to Alston & Bird, LLP, 90 Park Ave, New York, New York 10016, Attention: Matthew Mamak; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

12. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that: (a) the Underwriter have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriter are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

13. TAX STRUCTURE. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions. The parties hereby irrevocably and unconditionally: submit to the jurisdiction of the federal and state courts located in the State of New York, for any dispute related to this Agreement or any of the matters contemplated hereby; consent to service of process by registered or certified mail return receipt requested or by any other manner provided by applicable law; and waive any right to claim that any action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

15. INTEGRATION, AMENDMENT. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriter with respect to the subject matter hereof. No provision hereof may be modified or amended except in a written instrument signed by the Company, the Underwriter.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

(Signature Page Follows)

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement among the Company and the Underwriter in accordance with its terms.

Very truly yours,

NUVECTIS PHARMA, INC.

By:	/s/ Ron Bentsur
	Name:	Ron Bentsur
	Title:	Chairman, Chief Executive Officer and
President

Confirmed as of the date first set forth above.

Lucid Capital Markets, LLC

By:	/s/ Vlad Ivanov
	Name:	Vlad Ivanov
	Title:	Co-Head of Healthcare Investment

(Signature Page to Underwriting Agreement)

Schedule I

Time of Sale Disclosure Package

None.

Schedule II

Issuer General Free Writing Prospectuses

None.

Schedule III

Form of Lockup Agreement

_________, 2025

Lucid Capital Markets, LLC

570 Lexington Ave

40th floor

New York, New York 10022

Re: Public Offering of Nuvectis Pharma, Inc.

Ladies and Gentlemen:

The undersigned, who may be a holder of common stock, par value $0.00001 per share (“Common Stock”) of  Nuvectis Pharma, Inc. (the “Company”) or rights to acquire Common Stock, understands that you, as underwriter (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) of shares of Common Stock of the Company (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Underwriter that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 90 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering, directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the undersigned on the date hereof or hereafter acquired (collectively, the “Lock-Up Securities”), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing shall not apply to:

1.	transfers of the Lock-Up Securities as a gift or gifts;

2.	transfers of the Lock-Up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned;

3.	if the undersigned is, or otherwise holds any of the Lock-Up Securities through, a corporation, partnership, limited liability company, trust or other business entity (1) transfers without consideration to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of the Lock-Up Securities to limited partners, limited liability company members or stockholders of the undersigned;

4.	transfers of the Lock-Up Securities by testate or intestate succession; and

5.	transfers of the Lock-Up Securities by operation of law.

provided however, that the transferee agrees in writing with the Underwriter to be bound by the terms of this Letter Agreement and that no filing by any party under Section 16(a) of the Exchange Act shall be made voluntarily in connection with such transfer.

For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company, if any

Address for Notice:

Schedule IV

Persons Subject to Lock-Up

Ron Bentsur

Enrique Poradosu, PhD

Shay Shemesh

Michael Carson

Ken Hoberman

Matthew L. Kaplan

James F. Oliviero, III